EXHIBIT 2.1

                        REORGANIZATION AGREEMENT

      This Reorganization Agreement ("Agreement") is made and entered into this _____ day of December, 1996 between and among (i) Summa Vest Inc., a Utah corporation, which is referred to herein as the "Company," (ii) Applied Voice Recognition, Inc., a Delaware corporation, which is referred to herein as "AVR,"
(iii) those persons identified in Schedule A-1 attached hereto, who are the beneficial owners of 9,073,00 shares of common stock of AVR, $0.01 par value per share, which constitutes 100% of the issued and outstanding capital stock of AVR (the "AVR Shareholders"), (iv) those persons identified in Schedule A-2 hereto, who are the holders of the AVR common stock purchase warrants (the "Warrants") entitling them, to purchase a total of 770,000 shares of AVR's common stock (the "Warrant Holders"), (v) those persons identified in Schedule A-3 hereto, who are the holders of options (the "Options") to purchase a total of 150,000 shares of AVR's common stock (the "Option Holders"), and (vi) those subscribers to shares of the common stock of AVR that shall execute and deliver to AVR a Counterpart Signature Page to this Agreement, which shall be identified on Schedule B to this Agreement (the "Share Subscribers"). The AVR Shareholders, the AVR Warrant Holders, the Option Holders and the Share Subscribers shall hereinafter be referred to collectively as the "Shareholders."

      WHEREAS, the AVR Shareholders, as set forth in Schedule A-1 hereto, own and have the right to sell, transfer and convey, 9,073,00 shares of AVR's common stock which constitutes one hundred percent (100%) of the issued and outstanding capital stock of AVR; and

      WHEREAS, the AVR Warrant Holders, as set forth in Schedule A-2 hereto, own and have the right to sell, transfer and convey the AVR Warrants, which constitutes one hundred percent (100%) of the issued and outstanding Warrants of AVR; and

WHEREAS, the Option Holders, as set forth in Schedule A-3 hereto, own and have the right to sell, transfer and convey the Options, which constitutes one hundred percent (100%) of the issued and outstanding Options of AVR; and

      WHEREAS, The Share Subscribers, which shall be set forth in Schedule B hereto, shall have subscribed for the purchase of a total of that number of shares of AVR's common stock as set forth in Schedule B hereto pursuant to an offering of AVR's common stock conducted in accordance with Section 4(2) and Rule 903(c)(3) of Regulation S both promulgated under the Securities Act of 1933, as amended (the "Act"); and

      WHEREAS, the Company wishes to acquire one hundred percent (100%) of the issued and outstanding capital stock of AVR, including those share presently held by the AVR Shareholders, and those shares issuable to the Share Subscribers through (1) exchanging for the 9,073,00 shares of AVR's common stock held by the AVR Shareholders, 9,073,00 shares

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of the Company's $0.001 par value per share common stock; and (2) exchanging for the shares of AVR's common stock issuable to the Share Subscribers, as set forth in Schedule B hereto shares of the Company's $0.001 par value per share common stock on a share for share basis; and

      WHEREAS, the Company also wishes to acquire one hundred percent (100%) of the issued and outstanding Warrants of AVR, from the Warrant Holders through exchanging for the Warrants held by such Warrant Holders, the Company's common stock purchase warrants possessing identical rights, terms and provisions as the AVR Warrants.

      WHEREAS, the Company also wishes to acquire one hundred percent (100%) of the issued and outstanding Options of AVR, from the Option Holders through exchanging for the Options held by such Option Holders, the options possessing identical rights, terms and provisions as the AVR Options.

      WHEREAS, the AVR Shareholders have agreed to deliver 9,073,00 shares of AVR's common stock which constitutes one hundred percent (100%) of the issued and outstanding shares of common stock of AVR to the Company in exchange for 9,073,00 newly issued shares of the Company's $0.001 par value per share common stock; and

      WHEREAS, the Share Subscribers in connection with their subscriptions shall delivery Counter Part Signature Pages to this Agreement evidencing their agreement, pursuant to the terms of this Agreement, to exchange the shares of AVR's common stock issuable upon acceptance of such subscriptions for shares of the Company's $0.001 par value per share common stock on a share for share basis; and

      WHEREAS, the Warrant Holders have agreed to, to exchange the AVR's Warrants for the Company's newly issued common stock warrants possessing identical rights, terms and conditions as the AVR Warrants ;

      WHEREAS, the parties hereto wish to formalize the above mentioned agreements and thereafter accomplish such exchange on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these presents do hereby agree as follows:


            1. REPRESENTATIONS AND WARRANTIES BY AVR AND THE AVR SHAREHOLDERS. AVR, and the AVR Shareholders, hereby jointly and severally make the following express representations and warranties to the Company:

            A. AVR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the

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                  corporate power to own its property and carry on its business in the State of Delaware. Copies of AVR's Certificate of Incorporation and by-laws have heretofore been furnished to the Company by AVR and/or the AVR Shareholders, and all such copies are true, correct and complete copies of the original Articles of Incorporation and by-laws including all amendments thereto.

            B. AVR has the corporate authority to issue a total of 15,000,000 shares of common stock, of which 9,173, 000 shares have been issued and are outstanding. In addition, AVR has issued and outstanding those common stock purchase Warrants set forth in Schedule A-2 and those Options set forth in Schedule A-3 hereto.

            C. AVR has undertaken the private placement of a total of a minimum of 225,000 shares and a maximum of 510,000 shares of its common stock at a purchase price of $2.00 per share for total consideration of a minimum of $510,000 and a maximum of $1,020,000 (the "Offering"). Such private placement is being conducted through delivery by AVR of a placement memorandum dated October 28, 1996, as supplemented ("Placement Memorandum"). In connection therewith, AVR has received subscriptions to purchase a total of that number of shares of its common stock set forth in Schedule B hereto.

            D. Each person who shall subscribed to purchase any of the shares specified in subparagraph 1C herein above, as a condition of sale, has assented to all of the terms and conditions of this Agreement and has executed a counterpart signature thereto. The identity of each such subscriber to shares shall be set forth on Schedule B to this Agreement

            F. The AVR Shareholders have full power and authority to exchange the 9,073,00 shares of AVR's common stock which are held by them upon the terms and conditions provided for in this Agreement, and said shares of common stock have been duly and validly issued and will be free and clear of any lien or other encumbrance on the Closing Date specified herein.

            G. The AVR Warrant Holders and the AVR Option Holders each have full power and authority to exchange the Warrants and the Options, respectively which are held by them upon the terms and conditions provided for in this Agreement, and said Warrants and Options have been duly and validly issued and will be free and clear of any lien or other encumbrance on the Closing Date specified herein.

            H. The AVR balance sheet dated August 15, 1996 (the "Balance Sheet") contained in the Placement Memorandum, along with the Placement Memorandum contain substantially true and correct statements

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                  concerning AVR and the financial condition of AVR's assets and liabilities as of such date. Except as described in this Agreement or disclosed in the Placement Memorandum or to the Company in writing, AVR has not:

                  (1) issued any additional shares of its capital stock, or any options to acquire such stock, to any person other than those persons listed in Schedule B to this Agreement, who have subscribed to purchase shares of AVR's common stock in connection with the private placement which is described in paragraph 1C herein above;

                  (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of capital stock; or

                  (3) entered into any other transaction or agreement which would, or might, materially impair the shareholder's equity of AVR.

            I. Since August 15, 1996, and except as provided herein or disclosed in the Placement Memorandum or to the Company in writing, AVR has not engaged in any material transactions other than transactions in the normal course of the operation of its business, which would, or might, materially impair the shareholder's equity of AVR as reflected in the Balance Sheet.

            J. AVR is not involved in any pending or threatened litigation which would, or might, materially affect its financial condition and which has not been:

                  (1)   disclosed in the Balance Sheet, or

                  (2)   disclosed in the Placement Memorandum, or

                  (3)   disclosed to the Company in writing.

            K. AVR has good and marketable title to all of the property and assets free and clear of any and all liens, encumbrances or restrictions, except for:

                  (1) taxes and assessments which may become due and payable in the ordinary course of business; and

                  (2) easements or other minor restrictions with respect to its property which do not materially affect the present use of such property.

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            L.    There are no unpaid assessments or proposed assessments of
                  State or Federal income taxes pending against AVR and all liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by AVR, have been paid or the liability therefor has been provided for and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued; except where the failure to pay would not have a material adverse effect on the business of AVR.

            M. The AVR Shareholders are acquiring the common stock of the Company, the Warrant Holders are acquiring the common stock purchase warrants of the Company, the AVR Option Holders are acquiring the options of the Company and the subscription agreement to be executed by the Share Subscribers contain representations evidencing the fact that the Share Subscribers are acquiring the common stock of the Company solely for their own accounts, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of the Act. The AVR Shareholders understand that the Company's common stock, the Warrant Holders understand that the Company's Warrants and the shares of the Company's common stock issuable upon exercise of the its warrants (subject to any registration rights respecting such warrants), the Option Holders understand that the Company's options and the shares of the Company's common stock issuable upon exercise of the its options (subject to any registration rights respecting such options), and the subscription agreement to be executed by the Share Subscribers contain representations evidencing the fact that the Share Subscribers understand that the Company's common stock issuable to them hereunder or thereunder have not been registered under the Act or securities laws of any State ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon their subjective investment intent as expressed herein.

            N. The AVR and the AVR Shareholders hereby acknowledge and the subscription agreement to be executed by the Share Subscribers contain acknowledgments of the Share Subscribers that:

                  (1) They are an "Accredited Investor" as such term is defined in Regulation D promulgated under the Act, or they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed exchange of AVR's securities for securities of the Company, and

                  (2) They are able to bear the economic risks of the investment in the Company's securities and they are able to protect their own

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                        interests in an investment of this nature.

      AVR, and the AVR Shareholders further represent and warrant that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the Closing for a period of one year from the Closing Date.


      2.    REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The
Company hereby makes the following express representations and warranties to AVR and the Shareholders:

      A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to own its properties and carry on its business as now being conducted. Certified copies of the Company's Articles of Incorporation and By-Laws have heretofore been furnished to AVR by the Company, and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-Laws including all amendments thereto.

      B. The Company has the corporate authority to issue a total of 50,000,000 shares of $0.001 par value per share common stock, of which 325,198 shares are presently issued and outstanding. As of the date of Closing, there are not any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the Company's capital stock, pursuant to which the Company is or may become obligated to issue shares of the Company's common stock, any other shares of its capital stock or any securities convertible into, exchangeable for., or evidencing the right to subscribe for, any shares of the capital stock of the Company. All of the shares of the Company's common stock have the same voting and other rights.

      C. Commencing January 29, 1986 and ending in March of 1986, the Company offered and sold to the public, 11,900,000 shares of its common stock for gross offering proceeds of $238,000. Such offering was conducted by the Company pursuant to registration on Form S-18 of the Securities and Exchange Commission ("SEC").

      D. Since the conclusion of such public registration, the Company has continued to report under Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has not filed a transitional report submitting it to the reporting requirement of
            Section 12(g) under the Exchange Act. On or about the Closing date hereunder, the Company will have filed forms necessary to make it current in all reporting requirements under the Exchange Act.

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      D.    Subsequent to the Closing Date of this Reorganization Agreement, the
            Company will file an amendment to its Articles of Incorporation and adopt such resolutions as necessary for the purpose of 1) changing the name of the Company to "Applied "Voice Recognition, Inc.."

      E. On or before the Closing Date of this Reorganization Agreement, 225,000 shares of the restricted $0.001 par value per share common stock of the Company will be repurchased by the Company for a nominal consideration and canceled forthwith. Further, on or before the Closing Date the Company shall issue a total of 969,400 shares of its common stock to those entities set forth in Schedule C-1 hereto pursuant to Form S-8, as promulgated under the Act and an additional 202,402 shares of its common stock to those entities set forth in Schedule C-2 hereto pursuant to Rule 903(c)2 of Regulation S, as promulgated under the Act.. Upon the completion of the above referenced stock repurchase and share issuances, the Company will have a total of 1,272,000 shares of common stock, with a par value of $0.001 per share, which are fully paid, validly issued and outstanding.

      F. The audited Financial Statements of the Company which are attached hereto as Exhibit 1 (the "Financial Statements") constitute substantially true and correct statements of the financial condition of the Company and the Company's assets, liabilities and income as of such date. Since the date of the Balance Sheet contained in the Financial Statements, the Company has not, except as provided in paragraph 2E herein above:

            (1) issued any additional shares of its common stock to any person;

            (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of common stock;

            (3) paid or agreed to pay any consideration in redemption of any of its issued and outstanding shares of common stock; or

            (4) entered into any other transaction or agreement which would, or might, materially impair the shareholder's equity of the Company as reflected in such Balance Sheet.

      G. The Company, subject to obtaining shareholder approval of the proposed amendments to its Articles of Incorporation, as contemplated hereby, which the Company hereby agrees to faithfully undertake and complete, has the corporate power and authority to execute and perform all of its duties and obligations under the terms of this Agreement and to issue and deliver to the AVR Shareholders and the Share Subscribers, those shares of its $0.001 par value per share common stock that are required to be issued and delivered

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            under the terms of this Agreement and to issue and deliver to the
            AVR Warrant Holders, those common stock purchase warrants that are required to be issued and delivered under the terms of this Agreement and to issue to the AVR Option Holders, those options that are required to be issued and delivered under the terms of this Agreement.
 .

      H The execution and delivery of this Agreement, and the issuance of the Company's $0.001 par value per share common stock and common stock purchase warrants and options required to be issued hereunder, will have been duly authorized by all necessary corporate action and neither the execution nor delivery of this Agreement nor the issuance of the Company's $0.001 par value per share common stock and common stock purchase warrants and options, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-Laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or by which it is bound or by which any of its property is bound.

      I. The Company is not involved in any pending or threatened litigation which would, or might, materially affect its financial condition and which has not been:

            (1)   provided for in the Financial Statements attached hereto as
                  Exhibit 1, or

            (2) disclosed to AVR, the AVR Shareholders, the AVR Warrant Holders and the Option Holders in writing.

      J. The Company has duly and timely filed or prior to Closing will file with any federal, state, local or foreign governmental taxing authority, body or agency, all federal, state, local and foreign tax returns, declarations, reports estimates, informational returns and statements (collectively ("Returns") required to be filed or sent by or on behalf of the Company, at or prior to the date of Closing, and all such Returns are or will be true, correct and complete. There are no unpaid assessments or proposed assessments of State or Federal income taxes pending against the Company. All liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by the Company, have been paid or the liability therefor has been provided for in the attached Balance Sheet and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued; except where the failure to pay would not have a material adverse effect on the business of the Company.

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      K.    The shares of the Company's $0.001 par value per share common stock which will be delivered to the AVR Shareholders and the Shares Subscribers pursuant to the terms of this Agreement will, on delivery in accordance with the terms hereof, be duly authorized, validly issued and fully paid and non assessable. The Company's common stock purchase warrants issuable to the Warrant Holders, the Company's options issuable to the Option Holders and the shares of common stock issuable upon exercise of the Company's common stock purchase warrants issued to the Warrant Holders and the Company's options issuable to the Option Holders have been duly and validly authorized and, when issued and delivered against payment as provided herein, will be validly issued, fully paid and non assessable. The shares of common stock issuable upon exercise of the Company's common stock purchase warrants issued to the Warrant Holders and the options issuable to the Option Holders, upon exercise of the warrants and the options upon issuance, will not be subject to the preemptive rights of any shareholders of the Company or any restrictions upon voting or transfer pursuant to the Company's Articles of Incorporation, Bylaws, or any agreement to which the Company is a party. The Company's common stock purchase warrants issued to the Warrant Holders and the Company's options issued to the Option Holders, when delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of shares of the Company's $0.001 par value per share common stock have been or shall be reserved, for issuance upon exercise if the Company's common stock purchase warrants deliverable to the Warrant Holders and the Company's options deliverable to the Option Holders. Upon delivery of and payment for the shares of common stock issuable upon exercise of the Company's common stock purchase warrants issued to the Warrant Holders and the Company's options issued to the Option Holders, the holder of the Company's common stock purchase warrants and options will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through or under the Company's common stock purchase warrants and options and except restrictions on transfer arising under federal and state securities laws and their rules and regulations. The Company will have on the at the time of delivery of its common stock purchase warrants to the Warrant Holders and its options to the Option Holders the, full legal corporate right and power and all authorization and approval required by corporate law to sell, transfer and deliver such common stock purchase warrants and options in the manner provided hereunder, except for applicable restrictions on transfer arising under federal and state securities laws and their rules and regulations respecting the offer and sale of securities.

      L. On the Closing Date, the Company will cause the following individuals to be elected to the Company's Board of Directors:
            Timothy J. Connolly, Jan Carson Connolly, H. Russel Douglas, Akinola
            S. Olajuwon, Jesse Marion and David M. Klausmeyer.


      M.    The consummation of the transaction contemplated hereby will not:
            (i) violate any provision of the charter, By-laws or other organizational documents of the Company, (2) Violate in any material respect any statute, ordinance, rule, regulations, order or decree of any court of -any governmental or regulatory body, agency or authority applicable to the Company, (3) require the filing with, or obtaining any permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (.4) result in a material violation, termination or breach of, conflict with, constitute (with or without the giving of notice or lapse of time or both ) a default (or give rise to any right of termination, cancellation, payment or acceleration)

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            under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, result in the forfeiture of any rights, entitlements or privileges under, create any right or entitlement including without limitation, to employment or compensation) not expressly provided for herein, or require the consent or approval of any party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit agreement, lure, agreement or other instrument or obligation to which the Company is a party, except for such violations, filings, consents, approvals, notices, terminations, breaches, conflicts, defaults, Hens, security interests, charges, encumbrances, forfeitures, rights and entitlements that would not, individually or in the aggregate, have a materially adverse effect on the condition of the Company taken as a whole.

      N. Except as set forth in the audited balance sheet of the Company attached hereto as Exhibit 1, the Company has no material claims against it, liabilities or indebtedness, contingent or otherwise. The Company does not know or have reason to know of any basis for the assertion against the Company of any liability of any material nature or in any material amount not fully reflected or reserved against in the Company's audited balance sheet.

      O. There is no legal, administrative, arbitral or other proceedings claim, action, cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition, on the Company of any liability easing under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, pending or threatened against the Company, which would be required to be disclosed pursuant to Item 103 or 303 of Regulation SK (17 CFR 229). To the best knowledge of the Company there is no reasonable basis for any such proceeding, claim action, or governmental investigation that would impose any such liability; and the Company is not subject to any agreement order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency third party imposing any such liability.

      P. The Company has not established, maintained or contributed to any employee benefit plans. As used herein, the term "Employee Benefit Plans" means all employee benefit plans within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As of the date of Closing all other plans, including but not limited to, programs and arrangements providing profit sharing, retirement, pension, savings, thrift, deferred compensation, stock option, stock purchase, group insurance, accident, sickness, medical, dental, disability, have been terminated and there are no continuing obligations by the Company pursuant to said plans. All vacation pay, severance pay, incentive compensation and bonuses have been paid, and there are no continuing obligations by the Company.

      The Company further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of one year from the Closing Date.


      3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder shall be subject to the following conditions:

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      A.    The Company shall not have discovered any material error,
            misstatement or omission in any of the representations and warranties made by AVR, and/or the AVR Shareholders herein and all the terms and conditions of this Agreement to be performed and complied with have been performed and complied with.

      B. There shall have been no substantial adverse changes in the financial condition, business or operations of AVR from the date of this Reorganization Agreement, until the Closing Date, except for changes resulting from operations in the usual and ordinary course of its business, and between such dates no business and assets of AVR shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.


      4. CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS AND AVR. The obligations of the AVR Shareholders, the Share Subscribers and AVR hereunder are subject to the following conditions:

      A. The AVR Shareholders and AVR shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

      B. There shall have been no substantial adverse changes in the financial condition, business or operations of the Company, except for changes resulting from those operations in the usual ordinary course of the business, and no business and assets of the Company shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.


      5. CLOSING DATE. The Closing of this Agreement ("Closing Date") shall take place on or before December 31, 1996.


      6. EXCHANGE OF SECURITIES. Subject to the terms and conditions set forth herein,

      A. At the time of the Closing referred to in Section 5 hereof the Company will issue and deliver, or cause to be issued and delivered to the AVR Shareholders identified in Schedule A-1 hereto certificates evidencing the ownership of the securities as designated therein and concurrently therewith

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            the AVR Shareholders identified in Schedule A-1 hereto shall directly or through their agent deliver or cause to be delivered to the Company, certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company, and

      B. At the time of the Closing referred to in Section 5 hereof the Company will issue and deliver, or cause to be issued and delivered to the AVR Warrant Holders identified in Schedule A-2 hereto certificates evidencing the ownership of the securities as designated therein and concurrently therewith the AVR Warrant Holders identified in Schedule A-2 hereto shall directly or through their agent deliver or cause to be delivered to the Company, certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company, and

      C. At the time of the Closing referred to in Section 5 hereof the Company will issue and deliver, or cause to be issued and delivered to the AVR Option Holders identified in Schedule A-3 hereto certificates evidencing the ownership of the securities as designated therein and concurrently therewith the AVR Option Holders identified in Schedule A-3 hereto shall directly or through their agent deliver or cause to be delivered to the Company, certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company, and

      D. at the time of the Closing referred to in Section 5 hereof the Company will issue and deliver, or cause to be issued and delivered to the Share Subscribers identified in Schedule B hereto certificates evidencing the ownership of the securities as designated therein and concurrently therewith the Share Subscribers identified in Schedule B hereto shall directly or through their agent deliver or cause to be delivered to the Company, certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company.


      7. ACTIONS AT THE CLOSING. At the Closing of this Agreement, the Company and the AVR Shareholders and the AVR Warrant Holders and the AVR Option Holders and the Share Subscribers will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 6 of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable. In addition to the above mentioned exchange of certificates, the following transactions will take place at the Initial and any Subsequent Closings.

      THE COMPANY WILL DELIVER TO THE SHAREHOLDERS, AND AVR:

      A. Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement;

      B. A certificate executed by a principal officer of the Company attesting to the fact that all of the foregoing representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of the AVR Shareholders, the Warrant Holders, and the Share Subscribers which are to be performed by the Company have been performed as of the Closing Date; and

      C. A certificate of corporate good standing for the Company from the State of Utah which shall be dated no more than 60 days prior to the Closing Date; and

      THE AVR SHAREHOLDERS AND AVR WILL DELIVER TO THE COMPANY:

      A. Duly certified copies of corporate resolutions and other corporate proceedings taken by AVR to authorize the execution, delivery and performance of this Agreement;

      B. A certificate of corporate good standing for AVR from the Secretary of State of the State of Delaware which shall be dated no more than 60 days prior to the Closing Date; and

      C. A certificate by a principal officer of AVR and the AVR that each of the representations and warranties of the AVR Shareholders and AVR are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by AVR and the AVR Shareholders have been performed as of the Closing Date.


      8. CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, AVR shall conduct its business in the same manner in which it has heretofore been conducted and the Shareholders will not permit AVR to (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to the AVR Shareholder's, without first obtaining the written consent of the Company.


      9. BOARD OF DIRECTORS. Immediately after the Closing, the Board of Directors of the Company shall have a meeting, at which all of the present directors of the Company shall resign, and they shall fill the vacancies created by their respective resignations, as members of the Company's Board of Directors, in accordance with the By-Laws of the Company, with such individuals as the Directors of AVR shall designate to the Company in writing.

      10. FUTURE REGISTRATION. The AVR Shareholders, the AVR Warrant Holders and the AVR Option Holders understand and the subscription agreement to be executed by the Share Subscribers contain representations evidencing the fact that the Share Subscribers understand that because the Company's common stock and the Company's common stock purchase warrants to be issued to the Warrant Holders and the Option Holders have not been registered under the Act or any State Act, they must hold the Company's common stock, the Company's common stock purchase warrants and the Company's options indefinitely, and cannot dispose of any or all of them unless such they are subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The AVR Shareholders, Warrant Holders and Option Holders acknowledge and understand and the subscription agreement to be executed by the Share Subscribers contain representations evidencing the fact that the Share Subscribers acknowledge and understand that (unless they have received an independent registration rights agreement executed by the Company pertaining to the Company's securities they hold) they have no independent right to require the Company to register the securities held by them. The AVR Shareholders, Warrant Holders and Option Holders further understand and the subscription agreement to be executed by the Share Subscribers contain representations evidencing the fact that the Share Subscribers further understand that the Company may, as a condition to the transfer of any of the shares of the Company's common stock or the Company's common stock purchase warrants or options, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, provided at such AVR Shareholder's or Warrant Holder's or Option Holder's or Share Subscriber's expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts.

      11. TRANSFERABILITY. All shares of the Company's common stock, the Company's common stock purchase warrants and options which are issued to the AVR Shareholders, Warrant Holders and Option Holders and the Share Subscribers pursuant to the terms of this Agreement shall be "restricted securities" within the meaning of Regulation D of the Act. The Company shall issue stop transfer instructions to the transfer agent for its common stock and common stock purchase warrants and shall place the following legend on the certificates representing such stock and common stock purchase warrants and options:


      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN THE SUBJECT TO A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."


      12. ACCESS TO INFORMATION. Concurrently herewith, the Company has delivered to the AVR Shareholders and the Warrant and Option Holders correct and complete copies of all documents and records requested by the Shareholders. In addition, the AVR Shareholders and the Warrant and Option Holders have had the opportunity to ask questions of, and received answers from, officers and directors of the Company, and persons acting on its behalf concerning such information and the terms and conditions of the Agreement, and have received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the common stock, the common stock purchase warrants and the options.

      13. NO SOLICITATION. At no time were the AVR Shareholders, Warrant Holders, Option Holders or the Share Subscribers presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with their acquisition of the common stock or the Company's common stock purchase warrants or options.

      14. EXPENSES. The AVR Shareholders, the Warrant and Option Holders, AVR and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated.

      15. FINDERS. The AVR Shareholders, the Warrant and Option Holders and AVR shall indemnify and hold the Company harmless against and with respect to all claims or brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based on any agreements, arrangements, or understandings claimed to have been made by the AVR Shareholders and AVR with any third party. The Company shall indemnify and hold the AVR Shareholders, the Warrant and Option Holders and AVR harmless against and with respect to all claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any agreements, arrangements, or understandings claimed to have been made by the Company with any third party. Except as provided in Exhibit D, each party to this Agreement represents and warrants to each other party that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby.

      16. ATTORNEY'S FEES. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs to be fixed by the court, said fees to include appeal and collection of judgment.

      17.   MISCELLANEOUS.

      A. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Texas.

      B. This Agreement shall not be assignable by either party without prior written consent of the other.

      C. All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

      D. This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

      E. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the AVR Shareholders, the AVR Warrant and Option Holders and AVR and upon the successors and assigns of the Company.

      F. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

            IF TO AVR SHAREHOLDERS, THE AVR WARRANT HOLDERS OR AVR:

                  Applied Voice Recognition ,Inc.
                  4615 Post Oak Place
                  Suite 277
                  Houston, Texas 77027

            WITH COPIES TO:

                  Brewer & Pritchard P.C.
                  Attention: Thomas Pritchard, Esq.
                  1111 Bagby Street
                  Suite 2450
                  Houston, Texas  77002

            IF TO THE COMPANY:

                  Summa Vest Inc.
                  c/o Leonard W. Burningham
                  Hermes Building Suite 200
                  455 East Fifth South
                  Salt Lake City, Utah 84111-3323

      G. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                        REORGANIZATION AGREEMENT
                       COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                          Summa Vest Inc., a Utah corporation


                                          By:_______________________

                        REORGANIZATION AGREEMENT
                       COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    APPLIED VOICE RECOGNITION, INC., A
                                    DELAWARE CORPORATION

                                    By:_______________________
                                       Timothy J. Connolly, President

                            AVR CORPORATION
                              COUNTERPART
                REORGANIZATION AGREEMENT SIGNATURE PAGE
                            AVR SHAREHOLDER


The undersigned, in his, her or its capacity as the beneficial owner of _______________ shares of the $0.01 par value per share common stock of Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), hereby joins in and executes the Reorganization between and among Summa Vest Inc. the Company and those Shareholders and Warrant and Option Holders of the Company and Share Subscribers that shall execute and deliver this Counterpart Signature Page to the Reorganization Agreement, upon the terms and conditions stated in the Company's Private Placement Memorandum dated October 28, 1996.

The undersigned hereby grants a Special Power of Attorney to the duly authorized officers of the Company and constitutes and appoints such officers as his, her or its true and lawful Attorney-In -Fact with full power and authority to act in his, her or its name, place and stead to execute, acknowledge and swear to the Reorganization Agreement on his, her or its behalf if, as and when such Reorganization Agreement is execute by the Company.

Such officers and the Company are also specifically authorized and empowered to attach this Signature Page to the executed Reorganization Agreement with the same force and legal effect as would obtain if the undersigned had personally performed such act. The Power of Attorney granted hereby shall be deemed to be a power coupled with an interest, which is irrevocable and shall survive the death, incompetency or incapacity of the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page in the City of ____________ State of _____________ this ________ day of
_________ 1996.


---------------------------------
Signature

--------------------------------
Name Printed

--------------------------------
Street Address

-------------------------------
City, State, Zip

                            AVR CORPORATION
                              COUNTERPART
                REORGANIZATION AGREEMENT SIGNATURE PAGE
                           AVR WARRANT HOLDER


The undersigned, in his, her or its capacity as the beneficial owner of _common stock purchase warrants entitling him to purchase, for a period of five years a total of______________ shares of the $0.01 par value per share common stock of Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), hereby joins in and executes the Reorganization between and among Summa Vest Inc. the Company and those Shareholders and Warrant and Option Holders of the Company and Share Subscribers that shall execute and deliver this Counterpart Signature Page to the Reorganization Agreement, upon the terms and conditions stated in the Company's Private Placement Memorandum dated October 28, 1996.

The undersigned hereby grants a Special Power of Attorney to the duly authorized officers of the Company and constitutes and appoints such officers as his, her or its true and lawful Attorney-In -Fact with full power and authority to act in his, her or its name, place and stead to execute, acknowledge and swear to the Reorganization Agreement on his, her or its behalf if, as and when such Reorganization Agreement is execute by the Company.

Such officers and the Company are also specifically authorized and empowered to attach this Signature Page to the executed Reorganization Agreement with the same force and legal effect as would obtain if the undersigned had personally performed such act. The Power of Attorney granted hereby shall be deemed to be a power coupled with an interest, which is irrevocable and shall survive the death, incompetency or incapacity of the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page in the City of ____________ State of _____________ this ________ day of
_________ 1996.



---------------------------------
Signature

--------------------------------
Name Printed

--------------------------------
Street Address

-------------------------------
City, State, Zip

                            AVR CORPORATION
                              COUNTERPART
                REORGANIZATION AGREEMENT SIGNATURE PAGE
                           AVR OPTION HOLDER


The undersigned, in his, her or its capacity as the beneficial owner of _options entitling him to purchase, for a period of _________ years a total of______________ shares of the $0.01 par value per share common stock of Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), hereby joins in and executes the Reorganization between and among Summa Vest Inc. the Company and those Shareholders and Warrant and Option Holders of the Company and Share Subscribers that shall execute and deliver this Counterpart Signature Page to the Reorganization Agreement, upon the terms and conditions stated in the Company's Private Placement Memorandum dated October 28, 1996.

The undersigned hereby grants a Special Power of Attorney to the duly authorized officers of the Company and constitutes and appoints such officers as his, her or its true and lawful Attorney-In -Fact with full power and authority to act in his, her or its name, place and stead to execute, acknowledge and swear to the Reorganization Agreement on his, her or its behalf if, as and when such Reorganization Agreement is execute by the Company.

Such officers and the Company are also specifically authorized and empowered to attach this Signature Page to the executed Reorganization Agreement with the same force and legal effect as would obtain if the undersigned had personally performed such act. The Power of Attorney granted hereby shall be deemed to be a power coupled with an interest, which is irrevocable and shall survive the death, incompetency or incapacity of the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page in the City of ____________ State of _____________ this ________ day of
_________ 1996.



---------------------------------
Signature

--------------------------------
Name Printed

--------------------------------
Street Address

-------------------------------
City, State, Zip

                              SCHEDULE A-1

                            AVR SHAREHOLDERS

SCHEDULE A-1 AVR SHAREHOLDERS:


NAME OF AVR SHAREHOLDER        NO. OF AVR SHARES      NO. OF COMPANY SHARES
--------------------------   ----------------------  ---------------------------





SCHEDULE A-2AVR WARRANT HOLDERS:

NAME OF AVR WARRANT HOLDER  NO. AVR SHARES COVERED  NO. COMPANY'S SHARES COVERED
-------------------------   ----------------------  ---------------------------





SCHEDULE A-3AVR OPTION HOLDERS

NAME OF AVR OPTION HOLDER  NO. AVR SHARES COVERED   NO. COMPANY'S SHARES COVERED
-------------------------  ----------------------   ----------------------------

                                   SCHEDULE B

SCHEDULE B   SUBSCRIBERS TO AVR'S COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT
                           MEMORANDUM ("SHARE SUBSCRIBERS"):

NAME OF SUBSCRIBER          NO. OF AVR SHARES        NO. OF COMPANY SHARES
------------------          -----------------        ---------------------------

                               SCHEDULE C

SCHEDULE C-1SHARES ISSUED BY THE COMPANY PURSUANT TO FORM S-8

NAME                             NUMBER OF SHARES
--------------                   ----------------


SCHEDULE C-2 SHARES ISSUED BY THE COMPANY PURSUANT TO RULE 903(C)(2) OF REGULATION S, AS PROMULGATED UNDER THE ACT.

NAME                             NUMBER OF SHARES
--------------                   ----------------

                                   Schedule D

                                     Finders

                                      None

                            REORGANIZATION AGREEMENT
                                    EXHIBIT 1
                     Summa Vest, Inc., Financial Statements




                                       26